Exhibit 5.1

DUKE ENERGY CORPORATION

550 S. Tryon Street

Charlotte, North Carolina 28202-4200

November 13, 2012

Duke Energy Corporation

550 S. Tryon Street

Charlotte, North Carolina 28202-4200

Re:                             Duke Energy InterNotes Due One Year or More from Date of Issue

Ladies and Gentlemen:

I am Deputy General Counsel and Assistant Corporate Secretary of Duke Energy Corporation, a Delaware corporation (the “Company”).  The Company has entered into a Selling Agent Agreement (the “Selling Agent Agreement”) dated as of November 13, 2012 with Incapital LLC, as Purchasing Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Edward Jones & Co., L.P., Morgan Stanley & Co. Incorporated, RBC Capital Markets, LLC, UBS Securities LLC, and Wells Fargo Advisors, LLC, as Agents, pursuant to which the Company may from time to time issue and sell, in one or more tranches, up to $1,000,000,000 aggregate principal amount of a series of its senior notes to be designated as Duke Energy InterNotes Due One Year or More from Date of Issue (the “Securities”).  The Securities are to be issued pursuant to an Indenture, dated as of June 3, 2008 (the “Original Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented (referred to as the “Indenture”).  Reference is made to the registration statement on Form S-3 (File No. 333-169633) of the Company relating to the Securities and other securities of the Company filed on September 29, 2010, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, being hereinafter referred to as the “Registration Statement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I am a member of the bar in the State of North Carolina and my opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York and the federal laws of the United States that, in my experience, are normally applicable to transactions of the type contemplated above and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated.  This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In rendering the opinion set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined originals or copies, certified or otherwise identified by my satisfaction, of:

(a)                                 the Registration Statement;

(b)                                 the prospectus, dated September 29, 2010 relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement;

(c)                                  the prospectus supplement, dated November 13, 2012, and the prospectus, dated September 29, 2010, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the Amended and Restated Certificate of Incorporation of the Company, dated as of April 3, 2006, as amended, as certified by the Secretary of State of the State of Delaware;

(e)                                  the Amended and Restated By-laws of the Company, effective as of February 26, 2008, as amended;

(f)                                   an executed copy of the Indenture;

(g)                                  an executed copy of the Selling Agent Agreement;

(h)                                 the forms of certificates representing the Securities;

(i)                                     the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee;

(j)                                    resolutions of the Board of Directors of the Company, adopted on May 6, 2010, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities; and

(k)                                 the written consent of the Assistant Treasurer of the Company, dated as of November 13, 2012.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such documents.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties.  As to any facts material to this opinion that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(i)                                     the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii)                                  I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (i) the form or forms of the Securities and the final terms thereof have been duly approved or established by appropriate action taken by the Company and in accordance with the terms of the Indenture, and (ii) the Securities have been duly executed, authenticated, completed, issued and delivered against payment therefor in accordance with such action and the Indenture and in the manner contemplated by the Selling Agent Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement through incorporation by reference of a current report on Form 8-K.  I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In addition, if a pricing supplement relating to the offer and sale of any particular Note or Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to this opinion substantially in the form set forth below, this consent shall apply to the reference to my opinion in substantially such form:

“In the opinion of Duke Energy Corporation’s counsel, when the notes offered by this pricing supplement have been executed and issued by Duke Energy Corporation and authenticated by the trustee pursuant to an Indenture dated as of June 3, 2008, as amended and supplemented, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”), and delivered against payment as contemplated herein, such notes will constitute valid and binding obligations of Duke Energy Corporation, enforceable in accordance with their terms.  The opinion expressed above is subject to specified qualifications, assumptions and limitations, including that the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and that such counsel does not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated by such opinion.  In addition, this opinion is subject to customary assumptions, including, other than with respect to Duke Energy Corporation, (i) that the parties to documents, including the Indenture, relevant to such opinion had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder, (ii) the due authorization thereof by all requisite action, corporate or other by such parties, (iii) the execution and delivery by such parties of such documents, and (iv) the validity and binding effect of such documents on such parties, all as stated in the letter of such counsel dated November 13, 2012, which has been filed as Exhibit 5.1 to a Current Report on Form 8-K filed by Duke Energy Corporation on November 13, 2012.”

In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert T. Lucas III, Esq.

Deputy General Counsel,
Assistant Corporate Secretary